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                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  June 27, 1999

                                     between

                            ENTERPRISE SOFTWARE, INC.

                                       and

                        LIVEWIRE ACQUISITION CORPORATION

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT  AND  PLAN  OF  MERGER  dated  as  of  June  27,  1999  (this
"Agreement") between Enterprise Software, Inc., a Delaware corporation (the "Company"), and LiveWire Acquisition Corporation, a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, as of the date of execution of this Agreement, all of the outstanding capital stock of Buyer is owned by LiveWire Media, L.L.C.;

         WHEREAS, the Boards of Directors of LiveWire Media, L.L.C., Buyer and the Company have approved and declared fair and advisable and in the best interests of their respective companies, members and stockholders, that Buyer and the Company combine pursuant to the Merger (as defined in Section 2.01 below) in which the Surviving Corporation (as defined in Section 2.01(a) below) will become a subsidiary of LiveWire Media, L.L.C. and certain stockholders of the Company will retain shares of common stock of the Surviving Corporation upon the terms and subject to the conditions provided in this Agreement;

         WHEREAS, in order to induce Buyer to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of common stock of the Company have entered into (or will enter into) a Voting Agreement (together, the "Voting Agreements") providing for certain actions relating to such shares;

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

         WHEREAS,   it  is   intended   that  the  Merger  be   recorded   as  a
recapitalization for financial reporting purposes.

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is not an U.S. Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any Subsidiary and (iii) covers any employee or former employee of the Company or any Subsidiary employed in the United States.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock,$0.001 par value, of the Company.

         "Contemplated Transactions" means the transactions contemplated by this Agreement.

         "Disclosure Letter" means the disclosure letter dated as of the date of this Agreement delivered by the Company to Buyer (as revised pursuant to Section 6.08).


         "Environmental Laws" means any applicable federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "HSR Act"  means  the  Hart-Scott-Rodino  Antitrust Improvements Act of
1976.

         "International Plan" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a U.S. Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by the Company or any Subsidiary and (iii) covers any employee or former employee of the Company or any Subsidiary who is not employed in the United States.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means any material adverse effect on the financial condition, business, assets or results of operations of the Company and the Subsidiaries, taken as a whole, provided that (i) changes in the public market price of the Common Stock will not be considered in determining whether there has been a Material Adverse Effect and (ii) adverse effects that are reflected in Updated Revenues pursuant to Section 2.02(d) will not be considered in determining whether there has been a Material Adverse Effect. For purposes of this Agreement and without limiting the generality of the foregoing, any facts or circumstances that are not reflected in Updated Revenues and that have the effect of reducing the value of the Company and its Subsidiaries, taken as a whole, by more than $0.50 per fully diluted Share (or $2.98 million in the aggregate) will be deemed to be a Material Adverse Effect.

         "1933 Act" means the Securities Act of 1933.

         "1934 Act" means the Securities Exchange Act of 1934.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means any corporation or other business entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by the Company and/or one or more of its subsidiaries.

         "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (ii) in the case of the Company or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other Person and (iii) liability of the Company or any Subsidiary for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation.

         "Taxing Authority" means any governmental authority responsible for the imposition of any Tax (domestic or foreign).

         "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "U.S. Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any Subsidiary and
(iii) covers any employee or former employee of the Company or any Subsidiary.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                           Section
----                                                           -------
Acquisition Proposals...............................           6.04(a)
Agreement...........................................           preamble
Balance Sheet ......................................           4.08(a)
Balance Sheet Date..................................             4.08
Buyer...............................................           preamble
Buyer Common Stock..................................           2.02(b)
Buyer Disclosure Documents..........................             7.01
Buyer Securities....................................             5.07
Cash Election Price.................................         2.02(c)(ii)
Cash Proration Factor...............................        2.04(d)(ii)(A)
Certificates........................................           2.03(b)
Company.............................................           preamble
Company Disclosure Documents........................           4.09(a)
Company Proxy Statement.............................           4.09(a)
Company SEC Documents...............................           4.07(a)
Company Securities..................................           4.05(b)
Company Stockholder Meeting.........................           6.02(a)
Company 10-K........................................           4.06(a)
Confidentiality Agreement...........................             6.03
Current SEC Reports.................................         4.07(a)(ii)
Delaware Law........................................           2.01(d)
Dissenting Shares...................................             2.06
Effective Time......................................           2.01(b)
Election............................................           2.03(a)
Election Date.......................................           2.03(c)
Employment Agreements...............................           4.17(k)
Excess Amount.......................................           2.02(d)
Exchange Agent......................................           2.03(b)
Financing...........................................             5.06
Financing Agreement.................................             5.06
Form of Election....................................           2.03(c)
GAAP................................................             4.08
Indemnified Party...................................             7.03
Intellectual Property Right.........................           4.22(a)
IRS.................................................           4.16(c)
Leases..............................................             4.23

Material Contracts..................................             4.12
Merger..............................................             2.01
Merger Consideration................................           2.02(c)
Non-Electing Shares.................................         2.04(d)(ii)
Payment Event.......................................           6.04(c)
Permits.............................................             4.21
Registration Statement..............................          6.02(b)(i)
Required Amounts....................................             5.06
Rule 145 Affiliate..................................             6.07
Software............................................           4.22(a)
Share...............................................           2.01(d)
Stock Electing Shares...............................          2.02(c)(i)
Stock Election......................................           2.03(a)
Stock Election Holder...............................           2.04(b)
Stock Election Number...............................           2.04(a)
Subsidiary Securities...............................           4.06(b)
Superior Proposal...................................           10.01(f)
Surviving Corporation...............................           2.01(a)
Surviving Corporation Preferred Share...............           2.02(b)
Surviving Corporation Share.........................           2.02(b)
Surviving Corporation Stock.........................           2.02(b)
System..............................................             4.25
Third Party.........................................           6.04(a)
Transaction Statement...............................             7.01
Updated Budget......................................           2.02(d)
Updated Revenues....................................           2.02(d)
Voting Agreements...................................           recital
Year 2000 Compliant.................................             4.25



                                    ARTICLE 2

                                   THE MERGER

         SECTION 2.1. The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Buyer shall be merged (the "Merger") with and into the Company in accordance with the Delaware Law, whereupon the separate existence of Buyer shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Buyer will file a certificate of merger in accordance with Delaware Law with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger) (the "Effective Time").

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Buyer, all as provided under Delaware Law.

          (d) The Company hereby represents that its Board of Directors, at a meeting duly called and held, has unanimously (i) determined, among other things, that this Agreement, the Voting Agreements and the Contemplated Transactions, including the Merger, are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the Contemplated
Transactions, including the Merger, which approval satisfies in full the requirements of the General Corporation Law of the State of Delaware (the "Delaware Law") (including, without limitation, Section 203 thereof), other than the requirement to obtain stockholder approval set forth in Section 251(c) of the Delaware Law and (iii) resolved to recommend to its stockholders approval and adoption of this Agreement and the Merger (it being understood that the Board of Directors of the Company has not made any recommendation as to which Election should be made by individual holders of Shares). The Company further represents that its financial advisor, Schroder & Co. Inc., has delivered to the Company's Board of Directors its oral opinion (such oral opinion to be followed with a written opinion within three business days following the date hereof) that the consideration to be paid in the Merger (except to Stock Electing Holders) is in the range of consideration which Schroder & Co. Inc. deems to be fair to the holders of shares (each, a "Share") of Common Stock from a financial point of view. The Company has been advised that all of its directors and executive officers intend to vote all of their Shares in favor of approval and adoption of this Agreement and the Merger.

         SECTION 2.2.  Conversion  (or  Retention)  of Shares.  At the Effective
Time:

          (a) each Share held by the Company as treasury stock or owned by Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

         (b) each of the 1,000 shares of common stock, par value $0.001 per share, of Buyer ("Buyer Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become (i) 1,778.3780 shares (each, a "Surviving Corporation Share") of common stock, par value $0.001 per share, of the Surviving Corporation ("Surviving Corporation Stock") with the same rights, powers and privileges as the shares so converted and (ii) 30,500 shares (each, a "Surviving Corporation Preferred Share") of preferred stock, par value $0.001 per share, of the Surviving Corporation having the terms set forth in paragraph
(f) below;

           (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(a) or as provided in Section
2.06 with respect to Shares as to which appraisal rights have been exercised, be converted into the following (the "Merger Consideration"):

                  (i) for each such Share with respect to which an election to retain Surviving Corporation Stock has been effectively made and not revoked or lost pursuant to Sections 2.03(c), (d) and (e) and Section 2.04(b) ("Stock Electing Shares"), or is deemed made pursuant to
         Section 2.04(d)(ii), as the case may be, the right to retain a Surviving Corporation Share as set forth in Section 2.04, which Surviving Corporation Shares, subject to Section 2.11, shall be registered under the 1933 Act; and

                 (ii) for each such Share (other than Stock Electing Shares and Shares as to which an election to retain Surviving Corporation Stock is deemed made pursuant to Section 2.04(d)(ii)), the right to receive in cash an amount equal to $9.25 (the "Cash Election Price").

           (d) Prior to the Effective Time, the Company will deliver to Buyer an updated budget (the "Updated Budget") for the fiscal year ended March 31, 2000. The Updated Budget will be prepared in the ordinary course of business consistent with past practice and present (i) the actual combined unaudited results of the Company and its Subsidiaries for the period from April 1, 1999 through the month end date immediately preceding the date the Updated Budget is delivered to Buyer and (ii) a reasonable forecast of the results for the Company and its Subsidiaries for the remainder of the fiscal year. If the aggregate gross revenues of the Company and its Subsidiaries in the Updated Budget for the fiscal year ended March 31, 2000 (the "Updated Revenues") are less than $35,467,000, then the Cash Election Price will be reduced (rounded to the nearest cent) by an amount equal to the following formula:

                  (2.0)*(35,467,000 - Updated Revenues)
                   ____________________________________
                                 5,956,428

          (e) The Cash Election Price may be further reduced if after the date hereof there is (i) an adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) a breach of a representation or warranty made by the Company pursuant to Article 4, provided that such adverse effect or breach (a "Paragraph
(e) Event") (A) is not reflected in Updated Revenues pursuant to paragraph (d) above and (B) causes a reduction in the enterprise value of the Company (e.g., an undisclosed liability). The first $1,000,000 in reduced value arising from a Paragraph (e) Event will be absorbed by Buyer and will not reduce the Cash Election Price. If, however, there is a reduction in the Company's enterprise value in excess of $1,000,000 ("Excess Amount") that arises from a Paragraph (e) Event (and is not reflect in Updated Revenues), then the Cash Election Price will be reduced (rounded to the nearest cent) by an amount equal to the Excess Amount divided by 5,956,428.

           (f) The Surviving Corporation Preferred Shares will pay no dividend, have a liquidation preference of $1,000.00 per share, will not be convertible into Surviving Corporation Shares, will have no voting rights except as required by law and will be redeemable by the Company at a redemption price equal to the liquidation preference. After the date hereof and prior to the mailing of the Company Proxy Statement, Buyer will deliver a certificate of designations for the Surviving Corporation Preferred Stock.

         SECTION 2.3. Elections. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of Shares will be entitled, with respect to such Shares, to make an unconditional election on or prior to such Election Date to receive Surviving Corporation Shares (a "Stock Election"), on the basis hereinafter set forth. For purposes of this Agreement, "Election" means a Stock Election.

          (b) Prior to the mailing of the Company Proxy Statement, Buyer shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates (the "Certificates") representing Shares for the Merger Consideration. At or prior to the Effective Time, Buyer will deposit with the Exchange Agent, for the benefit of holders of the Shares, the Merger Consideration to be paid in respect of the Shares as contemplated by
Section 2.05.

          (c) Buyer shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), with the Company Proxy Statement to the record holders of Shares as of the record date for the Company Stockholder Meeting, which Form of Election shall be used by each record holder of Shares who makes an Election with respect to any or all of his or her Shares. The Company will use its commercially reasonable efforts to make the Form of Election and the Company Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date referred to below. Any such holder's Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") next preceding the date of the Company Stockholder Meeting, a Form of Election properly completed and signed and (subject to Section 2.09) accompanied by Certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three Nasdaq Stock Market trading days after the date of execution of such guarantee of delivery).

          (d) Any Form of Election may be revoked by the holder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time on the Election Date or (ii) if (and to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Buyer that (x) the Merger has been abandoned pursuant to the terms hereof or (y) the provisions of Section 2.11 have been invoked. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

          (e) The determination of the Exchange Agent shall be binding whether or not Elections have been properly made or revoked pursuant to this Section
2.03 with respect to Shares and when Elections and revocations were received by it. If the Exchange Agent determines that any Election either (x) was not properly made or (y) was not submitted to or received by the Exchange Agent with respect to any Shares, such Shares shall be converted into Merger Consideration in accordance with Section 2.02(c). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.04, and any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 2.03 for the implementation of the Elections provided for herein as shall be necessary or desirable fully to effect such Elections.


         SECTION 2.4. Proration of Election Price. (ai Notwithstanding anything in this Agreement to the contrary but subject to Sections 2.02(a) and 2.06, the number of Shares to be converted into the right to retain Surviving Corporation Stock at the Effective Time (the "Stock Election Number") shall be 113,514

(excluding for this purpose any Shares to be canceled pursuant to Section 2.02(a)). Prior to the mailing of the Company Proxy Statement, Buyer may by written notice to the Company increase the Stock Election Number to an amount not in excess of 150,000.

          (b) If on the Election Date the number of Stock Electing Shares exceeds the Stock Election Number, then such Stock Electing Shares shall be converted into the right to retain Surviving Corporation Shares or the right to receive cash in accordance with the terms of Section 2.02(c) in the following manner:

                  (i) First, the Exchange Agent will determine (x) which holders of Shares have made a valid Stock Election (the "Stock Election Holder") and (y) the number of Stock Electing Shares made by each such Stock Election Holder.

                 (ii) Second, the Exchange Agent will issue Surviving Corporation Shares to the Stock Election Holders that have made elections with respect to the largest number of Stock Electing Shares, beginning with the Stock Election Holder that owns the largest number of Stock Electing Shares and moving in descending order to the next largest Stock Electing Holder until the number of Surviving Corporation Shares issued pursuant to this Section 2.04 equals the Stock Election Number.

                (iii) All Stock Electing Shares, other than those Shares converted into the right to receive Surviving Corporation Shares in accordance with Section 2.04(b)(ii), shall be converted into cash as if such Shares were not Stock Electing Shares in accordance with the terms of Section 2.02(c)(ii).

          (c) If the number of Stock Electing Shares is equal to the Stock Election Number, then all Stock Electing Shares shall be converted into the right to receive Surviving Corporation Shares in accordance with the terms of
Section 2.02(c)(i), and all Shares (other than Stock Electing Shares, Shares to be canceled pursuant to Section 2.02(a) and Dissenting Shares) shall be converted into cash.

          (d) If the number of Stock Electing Shares is less than the Stock Election Number, then:

                  (i) All Stock Electing Shares shall be converted into the right to receive Surviving Corporation Shares in accordance with
         Section 2.02(c)(i).


                 (ii) Such number of Shares with respect to which a Stock Election is not in effect, excluding Shares to be canceled pursuant to
         Section 2.02(a) and Dissenting Shares ("Non-Electing Shares"), shall be converted into the right to retain Surviving Corporation Shares (and a Stock Election shall be deemed to have been made with respect to such Shares) in accordance with Section 2.02(c) in the following manner:

                           (A) a cash  proration  factor  (the  "Cash  Proration
                  Factor") shall be determined by dividing (x) the difference between the Stock Election Number and the number of Stock Electing Shares, by (y) the total number of Non-Electing Shares; and

                           (B) the number of Non-Electing Shares of each stockholder to be converted into the right to retain Surviving Corporation Shares shall be determined by multiplying the Cash Proration Factor by the total number of Non-Electing Shares of such stockholder, so that the aggregate number of Stock Electing Shares and Non-Electing Shares converted into such right equals the Stock Election Number.

         SECTION 2.5. Surrender and Payment. (a) Prior to or at the Effective Time, Buyer shall deposit with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article 2, the Merger Consideration. For purposes of determining the Merger Consideration to be made available, Buyer shall assume, subject to Section 2.04(d)(ii), that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, the Surviving Corporation will use its reasonable best efforts to send or cause the Exchange Agent to send, within 5 business days thereafter, to each holder of Shares at the Effective Time a letter of transmittal and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

          (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive and the Exchange Agent shall deliver, upon surrender to the Exchange Agent of a Certificate or Certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, the Merger Consideration payable in respect of such Shares. The Merger Consideration shall not be used for any other purpose. Until so surrendered, each such Certificate shall, after the Effective time, represent for all purposes, only the right to receive such Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Common Stock.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05(a) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his or her Shares for the Merger Consideration in accordance with this Section 2.05 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his or her Shares. Notwithstanding the foregoing, neither the Surviving Corporation nor the Company shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time when such amounts would otherwise escheat to or become the property of any governmental authority) shall become, to the extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Buyer, upon demand.


          (g) No dividends or other distributions with respect to Surviving Corporation Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for Shares with respect to the Surviving Corporation Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.10 until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable laws (including, without limitation, abandoned property, escheat or similar laws), following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing shares of Surviving Corporation Stock issued in exchange therefor, without interest, (i) the amount of any cash payable in lieu of a fractional Surviving Corporation Share to which such holder is entitled pursuant to Section 2.10 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Surviving Corporation Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Surviving Corporation Stock.

         SECTION 2.6. Dissenting Shares. Notwithstanding Section 2.02, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Shares in the manner provided by the Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn such demand or lost such right to appraisal and payment therefor under the Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his or her entitlement to appraisal rights as provided in Section 262 of the Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his or her demand for appraisal of such Shares or lost his or her right to appraisal and payment for his or her Shares under
Section 262 of the Delaware Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in
Section 262 of the Delaware Law, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if it had been a Non-Electing Share and had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.02 hereof. The Company shall give Buyer notice as promptly as practicable of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.


         SECTION 2.7. Stock Options. (a) At or immediately prior to the Effective Time, the Company shall use its reasonable best efforts to cause each employee stock option to purchase Shares outstanding under any employee stock option or compensation plan or arrangement of the Company to be canceled, and the Company shall pay each holder of any such option at or within five business days after the Effective Time for each such option an amount in cash determined by multiplying (i) the excess, if any, of the Cash Election Price per Share over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time.

          (b) Prior to the Effective Time, the Company shall use its reasonable efforts to (i) obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements or warrants that, in the case of either clauses (i) or
(ii), are necessary to give effect to the transactions contemplated by Section 2.07(a). Notwithstanding any other provision of this Section 2.07, payment may be withheld in respect of any employee stock option until such necessary consents are obtained.

         SECTION 2.8. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation made such deduction and withholding.

         SECTION 2.9. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

          SECTION 2.10. Fractional Shares. (ai No certificates or scrip representing fractional Surviving Corporation Shares shall be issued upon the surrender for exchange of Certificates representing Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

         (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Surviving Corporation Share (after taking into account all Shares delivered by such holder) shall receive no later than five business days after the Effective Time, in lieu thereof, a cash payment (without interest) determined by multiplying the fraction of a Surviving Corporation Share to which such holder would otherwise have been entitled by the Cash Election Price.

          SECTION 2.11. Recapitalization. Each of the Company and Buyer shall use commercially reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a recapitalization, and neither the Company nor Buyer shall take any action that would be reasonably likely to cause such accounting treatment not to be obtained. Buyer may at its sole election, by notice at any time prior to the mailing of the Company Proxy Statement, determine that the Surviving Corporation Shares that this Agreement contemplates the Company's existing stockholders shall retain pursuant to
Section 2.02(c)(i) shall instead be acquired by one or more third party investors or retained by existing stockholders designated by Buyer. In such event, the Company agrees to amend this Agreement as reasonably requested by Buyer to structure the Merger to achieve such objective, which amendments will provide that all other holders of Shares will receive the Cash Election Price pursuant to the Merger and that there will be no Stock Election or Registration Statement.




                                    ARTICLE 3

                            THE SURVIVING CORPORATION

         SECTION 3.1. Certificate of Incorporation. The certificate of incorporation of Buyer in effect immediately prior to the Effective Time shall be amended as of the Effective Time as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         SECTION 3.2. Bylaws. The bylaws of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with the terms thereof and applicable law.

         SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws, (i) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.



                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer that:

         SECTION 4.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing, in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.01 of the Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has heretofore made available to Buyer or its representative true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

         SECTION 4.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Contemplated Transactions are within the Company's corporate powers and, except for any required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 4.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Contemplated Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and the United States Copyright Office and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, the rules and regulations promulgated by the Nasdaq Stock Market and any other applicable securities laws, whether state or foreign and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the Contemplated Transactions.

         SECTION 4.4. Non-contravention. Except as set forth in Section 4.04 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company or any Subsidiary or any of their properties or assets, (iii) require any consent or other action by any Person who is not a party to this Agreement under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation of the Company or any Subsidiary or the loss of any benefit to which the Company or any Subsidiary is entitled under, any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, Permit other similar authorization held by the Company or any Subsidiary that is necessary for the continued operation of its business or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except in the case of clauses (ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         SECTION 4.5. Capitalization. (a) The authorized capital stock of the Company consists of (i) 100,000,000 Shares, of which as of June 24, 1999, there were outstanding 5,406,496 Shares, employee stock options to purchase an aggregate of not more than 244,125 Shares, and options and warrants to purchase an aggregate of not more than 297,764 Shares (all of which were exercisable) and conversion rights granted to each of Robert McConnell and George Beattie pursuant to certain promissory notes issued by the Company were exercisable for an aggregate of 1,075 Shares and (ii) 10,000,000 shares of voting preferred stock, par value $0.001 per share, of which none are issued, and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.05(a) of the Disclosure Letter lists, with respect to each option to purchase Shares outstanding as of the date of this Agreement: (i) the name of the holder of each such option, (ii) the number of Shares subject to each such option, (iii) the per Share exercise price of each such option and (iv) the expiration date of each such option. Other than the options listed in Section 4.05(a) of the Disclosure Letter, no current or former employee, director or consultant of the Company or any Subsidiary has any right or claim of right against the Company or any Subsidiary relating to or arising from any Share-related plan, policy or arrangement, including, without limitation, any Share purchase option, stock appreciation right or similar right with respect to the Shares or any other Share-related compensation arrangement.

          (b) Except as set forth in Section  4.05(a) and  Sections  4.05(a) and
(b) of the Disclosure Letter and for changes since June 24, 1999 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Section 4.05(a) and in Sections 4.05(a) and
(b) of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.


         SECTION 4.6. Subsidiaries. (a) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary, except for those jurisdictions where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified in the Company's report on Form 10-K for the year ended March 31, 1999 (the "Company 10-K").

          (b) Except as set forth in Section 4.06(b) of the Disclosure Letter, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All such capital stock, other voting securities or ownership interests has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligations of the Company or any Subsidiary to issue, any capital stock or other voting securities or ownership interest in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 4.7. SEC Filings. (ai The Company has delivered or made available to Buyer (i) the Company 10-K, (iiA its quarterly reports on Form 10-Q for its fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 (together with the Company 10-K, the "Current SEC Reports"), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1998 (the documents referred to in this Section 4.07(a), collectively, the "Company SEC Documents".)

         (b) As of its respective filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.8. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company and the Subsidiaries as of March 31, 1999 set forth in the Company 10-K and "Balance Sheet Date" means March 31, 1999.

         (b) Section 4.08 of the Disclosure Letter sets forth a list of all notes payable by the Company and the Subsidiaries (and the amounts outstanding thereunder) as of June 27, 1999.

         SECTION 4.9. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the Contemplated Transactions (the "Company Disclosure Documents"), including, without limitation, the proxy or information statement of the Company containing information required by Regulation 14A under the 1934 Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the 1934 Act (the "Company Proxy Statement"), to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or its representatives specifically for use therein.

          (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or its representatives specifically for use therein.

          (c) The information with respect to the Company or any Subsidiary that the Company furnishes to Buyer in writing specifically for use in the Buyer Disclosure Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.10. Absence of Certain Changes. Except as set forth in the Current SEC Reports, Section 4.10 of the Disclosure Letter or as contemplated by this Agreement, since the Balance Sheet Date, the Company and the Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

          (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

          (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but not in any event in excess of $100,000 and any amounts up to $425,000 required to pay Andre Blay pursuant to the settlement agreement between the Company and Andre Blay approved by the Company's board of directors on the date hereof;

          (e) any creation or other incurrence by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in any Subsidiary in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or any assets of the Company or any Subsidiary that has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its material assets or business (including the acquisition or disposition of any material assets) or any relinquishment or modification by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and the Contemplated Transactions;

          (i) (i) any material change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any Subsidiary, or (ii) any reevaluation in any material respect of any of the material assets of the Company or any Subsidiary, except in the case of either clause (i) or (ii) for any such change required by reason of a concurrent change in GAAP;

          (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any Subsidiary, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary (other than employment agreements with non-executive employees specifically required under the laws of the United Kingdom, which provide not more than the minimum severance and redundancy benefit required by law), (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any Subsidiary or (v) increase in the compensation, bonus or other benefits payable to any director, officer or employee of the Company or any Subsidiary, other than increases in non-executive employee compensation in the ordinary course of business consistent with past practice;

          (k) any cancellation of any material licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or to the knowledge of the Company any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date of this Agreement, which cancellation or notification, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect; or

          (l) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

         SECTION 4.11. No Undisclosed Material Liabilities. Except as set forth in Section 4.11 of the Disclosure Letter, there are no liabilities or obligations of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than:

          (a) liabilities or obligations disclosed or provided for in the Balance Sheet;

          (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and

          (c)  liabilities under this Agreement.

         SECTION 4.12. Material Contracts. Section 4.12 of the Disclosure Letter lists the software license agreements of the Company and the Subsidiaries with the following customers of the Company or the Subsidiaries: (i) Enterprise Systems Group, Inc.'s top ten revenue generating relationships with broadcasting owners, (ii) Cable Computerized Management System's top ten revenue generating relationships with broadcasting owners, (iii) Enterprise Air-Time Systems Limited's top five revenue generating relationships with broadcasting owners and
(iv) between Enterprise Air-Time Systems Limited and Enterprise Systems Limited, on the one hand, and Television New Zealand Limited, on the other hand, (the "Material Contracts") and sets forth for each such Material Contract: (a) the name of the licensor and the licensee, (b) the commencement date and scheduled expiration date and (c) the monthly fee payable to the licensor thereunder. Each Material Contract is a valid and binding agreement of the Company or one of the Subsidiaries and is in full force and effect, and none of the Company, the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and, to the knowledge of the Company and the Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder. True and complete copies of each such Material Contract have been made available to Buyer or its representatives.

         SECTION 4.13. Compliance with Laws and Court Orders. The Company and each Subsidiary is and since the Balance Sheet Date has been in compliance with, and to the knowledge of the Company is not under investigation by any governmental authority with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 4.14. Litigation. Except as set forth in the Current SEC Reports and in Section 4.14 of the Disclosure Letter, there is no action, suit, investigation or proceeding (or to the knowledge of the Company any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary, any present or former officer, director or employee of the Company or any Subsidiary who is or may be entitled to indemnity under the Company's certificate of incorporation or bylaws or the Delaware Corporate Law or any other Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely to the Company or any Subsidiary in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other Contemplated Transactions.

         SECTION 4.15. Finders' Fees; Transaction Expenses. (a) With the exception of fees payable to Schroder & Co. Inc., a copy of whose engagement agreement has been provided to Buyer or its representatives, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any Subsidiary who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the Contemplated Transactions.

         (b) The expenses payable by the Company and the Subsidiaries in connection with the consummation of the Contemplated Transactions (excluding expenses of Buyer and its Affiliates or any expenses associated with the Financing) will not exceed the following: (i) $500,000 in legal fees and expenses for work performed after the date of this Agreement, (ii) $950,000 in management bonuses as described in Section 4.15(b) of the Disclosure Letter and
(iii) up to $1,250,000 in fees (plus out of pocket expenses) payable to Schroder & Co. Inc. pursuant to the arrangement described in Section 4.15(a).

         SECTION 4.16. Taxes. (a) The Company and each Subsidiary and each affiliated combined, consolidated or unitary group of which the Company or any Subsidiary is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all material Tax Returns are, or will be at the time of filing, true and complete in all material respects. Except as set forth in Section 4.16(a) of the Disclosure Letter, the Company and each Subsidiary has not granted any extension or waiver of the statute of limitations applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired.

          (b) The Company and each Subsidiary has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

          (c) Except as set forth in Section 4.16(c) of the Disclosure Letter, the Company and the Subsidiaries have never been audited by the Internal Revenue Service (the "IRS") or by any foreign Taxing Authority.

          (d) There are no material Liens or encumbrances for Taxes on any of the assets of Company or any Subsidiary.

          (e) The Company and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

         (f) Except as set forth in Section 4.16(f) of the Disclosure Letter, no federal, state, local or foreign audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of the Company or the Subsidiaries and none of them has received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding. The Company and the Subsidiaries have no knowledge of any requests for rulings or determinations in respect of any Tax pending between the Company or any Subsidiary and any Tax Authority.

         SECTION 4.17. Employee Benefit Plans. (a) Section 4.17(a) of the Disclosure Letter lists each U.S. Plan. The Company has provided or made available to Buyer copies of the U.S. Plans (and, if applicable, related trust agreements) and all amendments thereto together with the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto).

          (b) Neither the Company nor any ERISA Affiliate presently sponsors maintains, contributes to or is required to contribute to any plan subject to Title IV of ERISA, nor has the Company or any ERISA Affiliate sponsored, maintained, contributed to or been required to contribute to any such plan at any time in the past.

          (c) Neither the Company nor any ERISA Affiliate presently contributes to or is required to contribute to any "multiemployer plan" as defined in
Section 3(37) of ERISA, nor has the Company or any ERISA Affiliate contributed to any such plan at any time in the past, and neither the Company nor any ERISA Affiliate has any actual or potential withdrawal liability under any such plan.

          (d) Each U.S. Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. The Company has provided or made available to Buyer the most recent determination letter of the IRS relating to each such U.S.
Plan, if applicable.

          (e) Section 4.17(e) of the Disclosure Letter lists each Benefit Arrangement. The Company has provided or made available to Buyer copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto.

          (f) Except as provided in Section 4.17(f) of the Disclosure Letter, neither the Company nor any Subsidiary provides or has made any commitment to provide any post-employment or post-retirement health or medical or life insurance benefits to any current or former employee, consultant or director of the Company or any Subsidiary and neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code.

          (g) There have been no material failures of any U.S. Plan or any group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Code Section 4980B(g)).

          (h) Section 4.17(h) of the Disclosure Letter lists each International Plan. The Company has provided or made available to Buyer a list and copies of each International Plan. No International Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA (whether or not such plan is subject to ERISA). According to the actuarial assumptions and valuations most recently used for the purpose of funding each International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date of this Agreement), as of the date of this Agreement and as of the Effective Time, the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeds the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which the Company or any Subsidiary has or would have after the Effective Time any obligation. From and after the Effective Time, Buyer and its Affiliates will get the full benefit of any such funds, accruals or reserves.

          (i) Each U.S. Plan, Benefit Arrangement and International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special rules relating to qualification or registration where any such plan arrangement is intended to be so qualified or registered) and has been maintained in good standing with applicable regulatory authorities.

         (j) All contributions and payments required under each U.S. Plan, Benefit Arrangement and International Plan determined in accordance with prior funding and accrual practices have been timely made or have been reflected on the Balance Sheet, will be discharged and paid or accrued on or prior to the Effective Time. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any U.S. Plan, Benefit Arrangement or International Plan that would increase materially the expense of maintaining such U.S. Plan, Benefit Arrangement or International Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date of this Agreement.

          (k) Except as set forth in Section 4.17(k) of the Disclosure Letter, the execution and performance of the Contemplated Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any U.S. Plan, Benefit Arrangement or International Plan or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to increase benefits or obligation to fund benefits with respect to any current or former employee, consultant or director of the Company or any Subsidiary. Section 4.17(k) of the Disclosure Letter lists each employee agreement or similar Benefit Arrangement which provides a severance or redundancy benefit to any employee (or former employee if such liability has not been fully discharged) of the Company or any Subsidiary in excess of three months base salary (the "Employment Agreements") and itemizes for each such agreement or Benefit Arrangement: (i) the name of the employee or former employee covered thereby, (ii) the agreement or Benefit Arrangement covering such employee or former employee and (iii) the maximum amount for the severance or redundancy payments and benefits that are or would be payable to such employee or former employee upon a qualifying termination of employment. Except as described in Section 4.17(k) of the Disclosure Letter, no U.S. Plan, Benefit Arrangement or International Plan provides to any employee or former employee of the Company or any Subsidiary an employment severance or redundancy benefit in an amount in excess of three months base salary. Except as described in Section 4.17(k) of the Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G of the Code. To the knowledge of the Company, all payments made to employees have been deductible under Section 162(m) of the Code.

         SECTION 4.18. Employees. Section 4.18 of the Disclosure Letter sets forth a true and complete list of names, titles, annual salaries and other material compensation of all employees of the Company and the Subsidiaries whose base compensation, together with any other cash compensation (excluding sales commissions), is in excess of $100,000 per annum and a description of all cash bonuses and other cash incentives payable to any employee of the Company or the Subsidiaries (including the name of each such employee and the amount of bonus or incentive payable to each such employee where such information is determinable or the formula for determining such amounts where such amounts are not determinable). Except as described therein, none of the employees listed in
Section 4.18 of the Disclosure Letter has indicated to the Company as of the date of this Agreement that he or she intends to resign or retire as a result of the Contemplated Transactions or otherwise within six months after the Effective Time.

         SECTION 4.19. Labor Matters. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or work council agreement covering any employee and no employee or former employee of the Company or any Subsidiary is or was represented by a labor union organization or works council in connection with his or her employment with the Company or any Subsidiary. Each of the Company and the Subsidiaries is in substantial compliance in all material respects with all currently applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. Except as set forth in Section 4.19 of the Disclosure Letter, there is no unfair labor practice complaint or other employment-related claim or dispute pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

         SECTION 4.20. Environmental Matters. (a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse
Effect:

                  (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law; and

                 (ii) there are no liabilities of or relating to the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary that has not been provided to Buyer or its representatives at least five days prior to the date of this Agreement.

          (c) Neither the Company nor any Subsidiary owns or leases or has owned or leased any real property in New Jersey or Connecticut.

          (d) For the purposes of this Section 4.20, the terms "Company" and "Subsidiary" shall include any entity that is, in whole or in part, a predecessor of the Company or any Subsidiary.

         SECTION 4.21. Licenses and Permits. Section 4.21 of the Disclosure Letter correctly describes each license, franchise, permit, certificate, approval or other similar authorization held by the Company or the Subsidiaries with respect to the assets or business of the Company and the Subsidiaries (the "Permits"), together with the name of the government agency or entity issuing such Permit, which the failure to possess could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.21 of the Disclosure Letter, (i) the Permits are valid and in full force and effect, (ii) neither the Company nor any Subsidiary is in default in any material respect under, and no condition exists that with notice or lapse of time or both would constitute a default in any material respect under, the Permits.

         SECTION 4.22. Intellectual Property. (a) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all
Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, (i) the Intellectual Property Rights of the Company and the Subsidiaries do not now and shall not in the future infringe upon or violate any present Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement would be reasonably likely to have a Material Adverse Effect, and (ii) there has been no claim or assertion by or on behalf of any third party that the use of the Software constitutes unfair competition or infringes or interferes with, or is likely to infringe or interfere with, any Intellectual Property Right of any third party and, furthermore, the Company does not know of any basis for any such claim. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right. For purposes of this Agreement, "Software" means all computer software programs, source code and object code, portions of code, scripts and subroutines, including all works in progress relating to corrections, modifications or enhancements thereto as well as all current and prior versions of such software and user manuals constituting the material software used in the business of the Company and the Subsidiaries.

         (b) None of the Intellectual Property Rights owned, licensed to, or held by the Company and the Subsidiaries have been canceled, and the Company is not aware of any facts which would invalidate or render unenforceable any of the Intellectual Property Rights. Except as set forth in Section 4.22(b) of the Disclosure Letter, there are no licenses now outstanding or other rights granted to third parties under any of the Intellectual Property Rights, and neither the Company nor any Subsidiary is a party to any other agreement or understanding with respect to any Intellectual Property Rights relating to the Software.

         (c) The Company and the Subsidiaries have taken all commercially reasonable steps to maintain the source code versions of the Software as a trade secret. To the knowledge of the Company, the Software is not subject to any legal or contractual restriction that would prevent the Software from being licensed, sublicensed, marketed, incorporated in other software, modified, or otherwise sold by the Company without restriction. To the knowledge of the Company, no one has disputed the rights, title or interest of the Company or the Subsidiaries in or to any of the Software or related materials. All licenses to use or sublicense the Software granted by the Company or any of its related entities to third parties require the licensees thereunder to maintain the confidentiality thereof. All such licensees are, to the best of the knowledge of the Company, in full compliance with such confidentiality obligations and there are no defaults or breaches thereunder. Except as set forth in Section 4.22(c) of the Disclosure Letter, all employees or third parties of the Company, past and present, who had access to any of the Software have executed and delivered to the Company confidentiality agreements regarding the protection of the Software and assigning any claims of ownership in the Software to the Company. No claim of ownership or legal title or interest with respect to the Software by or against any employees or third parties who had access to any of the Software have been made or now exist and the Company does not know of any basis for any such claims. The Company is not aware of any breach of any confidentiality agreement in favor of the Company relating to the Software either by its employees or third parties. Except as set forth in Section 4.22(c) of the Disclosure Letter, the Company has not (i) conveyed any proprietary rights to the Software, or (ii) granted or provided, and is not obligated to grant or provide, any rights to license, sublicense, market, incorporate in other software, sell or otherwise use any of the Software.

         SECTION 4.23. Leases. Section 4.23 of the Disclosure Letter lists all leases of real property of the Company and the Subsidiaries (the "Leases"). Each Lease is a valid and binding agreement of the Company or one of the Subsidiaries and is in full force and effect, and none of the Company, the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any other party thereto, is in default or breach in any material respect under the terms of any such Lease, and, to the knowledge of the Company and the Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder on the part of the Company or the applicable Subsidiary. True and complete copies of each such Lease have been made available to Buyer or its representatives.

         SECTION 4.24. Inapplicability of Certain Restrictions. Section 203 of the Delaware Law "Business Combinations With Interested Stockholders" does not in any way restrict the consummation of the Merger or the other Contemplated Transactions. The adoption of this Agreement by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares is the only vote of holders of any class or series of the capital stock of the Company required to adopt this Agreement or to approve the Merger or any of the other Contemplated Transactions and no higher or additional vote is required pursuant to the Company's certificate of incorporation or otherwise.

         SECTION 4.25. Year 2000  Compliance.  Other than the Software listed in
Section 4.25 of the Disclosure Letter, each item of hardware, Software or firmware (a "System") that is, or is part of, a material asset of, or any product or service designed, manufactured, sold or provided by, or that is used in connection with, the business of, the Company or the Subsidiaries, is in all material respects Year 2000 Compliant except to the extent it could not reasonably be expected to have a Material Adverse Effect. For purposes of this
Section 4.25, "Year 2000 Compliant" means that all date-related functions of the System will accurately reflect the change from the year 1999 to the year 2000 and beyond, including leap year calculations, and the System will: (i) properly calculate, display, enter, store, manipulate and otherwise include symbols, numbers and words that represent dates, including dates prior to, during and after the year 2000, in all computations, reports and displays involving dates, and are able and shall remain able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, (ii) resolve any ambiguities as to century date data in input and output without abnormal endings, user intervention or change in operations, and (iii) include an indication of century in all date-related user and data interface functionalities, and all date-related data fields, generated by or embodied in the System. Neither the Company nor any Subsidiary knows of any inability on the part of any of its suppliers, customers or service providers to timely ensure that the Systems of any such Person are Year 2000 Compliant, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

         SECTION 4.26. No Viruses Warranty. The Software does not and will not contain, as delivered by the Company, any viruses, time bombs, or other devices capable of disabling or interfering with Buyer's other systems, except to the extent such viruses, time bombs, or other devices could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.27. Export Warranty. The Company and the Subsidiaries are in compliance with any laws, rules, or regulations governing the export of the Software, including without limitation the procurement and renewal of all export or import licenses required under U.S. or any foreign law for the export or import of the Software.

         SECTION 4.28. Rights Plan. Neither the Company nor any Subsidiary has any rights plan or similar common stock or preferred stock purchase plan or similar arrangement.



                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company that:

         SECTION 5.1. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, Buyer has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the Contemplated Transactions.

         SECTION 5.2. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 5.3. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and the United States Copyright Office, (ii) compliance with any applicable requirements of the HSR Act, and (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign.


         SECTION 5.4. Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with or result in a violation or breach of any provision of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer is entitled under, any provision of any agreement or other instrument binding upon Buyer or any license, franchise, Permit or other similar authorization held by Buyer.

         SECTION 5.5. Disclosure Documents. (a) The information with respect to Buyer that Buyer furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution thereof.

         (b) The Buyer Disclosure Documents, when filed, will comply as to form in all material respects with the applicable requirements of the 1934 Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in the Buyer Disclosure Documents based upon information furnished to Buyer in writing by the Company specifically for use therein.


         SECTION 5.6. Financing. The Company has received copies of (a) commitment letters from various equity investors pursuant to which each of the foregoing has committed, subject to the terms and conditions set forth therein, to purchase securities of Buyer for an aggregate purchase price equal to
$46,250,000 and (b) a commitment letter dated June 25, 1999 from DLJ Capital Funding, Inc. pursuant to which it, BankBoston, N.A. and The Chase Manhattan Bank has committed, subject to the terms and conditions set forth therein, to lend the Surviving Corporation up to $40,000,000. The aforementioned commitments shall be referred to as the "Financing Agreements", and the financing referred to therein and under the arrangements described above shall be referred to as the "Financing." The aggregate proceeds of the Financing are in an amount sufficient to pay the Merger Consideration, to repay all of the Company's and its Subsidiaries' indebtedness together with any interest, premium or penalties payable in connection therewith, to provide a reasonable amount of working capital financing and to pay related fees and expenses (collectively, the "Required Amounts"). As of the date of this Agreement, none of the Financing Agreements referred to above has been withdrawn and each is in full force and effect without modification and Buyer does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Financing Agreements not being satisfied.

         SECTION 5.7. Capitalization. The authorized capital stock of Buyer consists of 1,000 shares of Buyer Common Stock, of which as of the date of this Agreement, there were outstanding 1,000 shares. All outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. As of the moment immediately prior to the Effective Time, 1,000 shares of Buyer Common Stock will be outstanding; except as set forth in this Section 5.07, there will be, at the Effective Time, (a) no shares of capital stock or other voting securities of Buyer, (b) no securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer and (c) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer (the items referred to in clauses (a), (b) and (c) being referred to collectively as the "Buyer Securities"). There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any Buyer Securities.

                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 6.1. Conduct of the Company. Except as otherwise specifically provided in this Agreement or as approved in writing by Buyer, which approval shall not be unreasonably withheld, from the date hereof to the Effective Time, the Board of Directors of the Company shall not approve or authorize any action that would allow the Company and the Subsidiaries to carry on their respective businesses other than in the ordinary and usual course of business and consistent with past practice or any action that would prevent the Company and the Subsidiaries from (i) preserving intact its present business organization,
(ii) keeping available the services of its key officers and employees and (iii) maintaining satisfactory relationships with its material customers, lenders, suppliers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, without the prior written consent of Buyer, prior to the Effective Time, the Board of Directors of the Company shall not, nor shall it authorize or direct the Company or any Subsidiary, directly or indirectly, to:

          (a) adopt or propose any change in its certificate of incorporation or bylaws;

          (b) except pursuant to existing agreements or arrangements (i) acquire (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material subsidiary or a material amount of assets or securities; (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any existing material license, lease, contract, or other document; (iv) except to refund or refinance commercial paper, incur, assume or prepay an amount of long-term or short-term debt in excess of $100,000 in the aggregate; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person which, are in excess of $100,000 in the aggregate; (vi) make any loans, advances or capital contributions to, or investments in, any other Person which are in excess of $100,000 in the aggregate, or purchase for an amount in excess of $100,000 in the aggregate any property or assets of any other Person; (vii) authorize any new capital expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $100,000; or (viii) enter into any material interest rate, currency or other swap or derivative transaction;

          (c) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

          (d) enter into any agreement or commitment relating to the sale of products if any such agreement or commitment involves the expenditure by the Company of amounts in excess of $100,000; provided that in respect of expenditures in excess of such amount, Buyer's consent to such excess expenditures shall not be unreasonably withheld;

          (e) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock of which is owned directly or indirectly by the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any Subsidiary Securities;

         (f) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or as otherwise required by law) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements, except for normal increases in non-executive employee compensation in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or as otherwise required by law);

          (g) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

          (h) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred in the ordinary course of business, consistent with past practices;

          (i) make any tax election or settle or compromise any material income tax liability;

          (j) take any action other than in the ordinary  course of business and
consistent   with  past  practices  with  respect  to  accounting   policies  or
procedures; or

          (k) agree or commit to do any of the foregoing.


         SECTION 6.2. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and shall not subject to Section
6.04 withdraw such recommendation, save to the extent that the Board of Directors shall have concluded in good faith on the basis of written advice from outside counsel that failure to withdraw such recommendation would constitute a breach of the fiduciary duties of the Board of Directors. In any event a resolution to approve and adopt this Agreement and the Merger shall be submitted to the Company's stockholders.

          (b) In connection with the Company Stockholder Meeting, the Company and Buyer (i) will as promptly as practicable prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") (which
Registration Statement includes the Company Proxy Statement), will use its reasonable efforts to have the Registration Statement declared effective by the SEC and will thereafter mail to its stockholders as promptly as practicable, the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the Contemplated Transactions and (iii) will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. Buyer shall furnish all information concerning Buyer and its Affiliates as the Company may reasonably request in connection with the Company Proxy Statement. Buyer will pay any SEC registration fees payable in connection with filing the Registration Statement.

         SECTION 6.3. Access to Information. From the date of this Agreement until the Effective Time, the Company will (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section 6.03 shall affect any representation or warranty given by the Company to Buyer hereunder; and provided, further that any information provided to Buyer pursuant to this
Section 6.03 shall be subject to the Confidentiality Agreement dated as of April 15, 1999 between the Company and LiveWire Ventures L.L.C. (the "Confidentiality Agreement").

         SECTION 6.4. Other Offers. (a) Neither the Company nor any Subsidiary shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any Subsidiary authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to,

         (A) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Third Party (other than Buyer) relating to (i) any acquisition or purchase of 20% or more of the consolidated assets of the Company and the Subsidiaries or of over 20% of any class of equity securities of the Company or any Subsidiary, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class of equity securities of the Company or any Subsidiary, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company and the Subsidiaries, other than the Contemplated Transactions, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Buyer of the Contemplated Transactions (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal,

         (B) enter into, entertain or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets in order to facilitate or encourage any effort or attempt by any Third Party to do or seek any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing, or

         (C) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Subsidiary;


provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from
(v) furnishing information, including, without limitation, nonpublic information, pursuant to an appropriate confidentiality letter (which letter shall not be on terms less favorable to the Company in any material respect than those contained in the Confidentiality Agreement, and a copy of which shall promptly be provided for informational purposes only to Buyer) concerning the Company and its businesses, properties or assets to a Third Party who, without prior solicitation by or negotiation with the Company, has made a bona fide Acquisition Proposal, (w) engaging in discussions or negotiations with such a Third Party who has made such a bona fide Acquisition Proposal, (x) following receipt of such a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the 1934 Act or otherwise making disclosures to its stockholders, (y) following receipt of such a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 6.02 and/or (z) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses
(v) through (z) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law; and provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (v) through (y) until after reasonable notice to Buyer with respect to such action and the Board of Directors shall continue to advise Buyer after taking such action and, in addition, if the Board of Directors of the Company receives an Acquisition Proposal, then the Company shall promptly inform Buyer of the terms and conditions of such proposal and the identity of the Person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. As used in this Agreement, the term "Third Party" means any person, corporation, entity or "group" as defined in Section 13(d) of the Exchange Act, other than Buyer or any of its Affiliates.

         (b) If a Payment Event occurs, the Company shall pay to Buyer, within two business days following such Payment Event, a fee of $2,500,000.

         (c) "Payment Event" shall mean: (i) this Agreement shall have been terminated pursuant to any of Sections 10.01(e) or 10.01(f); (ii) the termination of this Agreement by Buyer pursuant to Section 10.01(c), but only if the breach of covenant or warranty or misrepresentation in question arises out of the bad faith or wilful misconduct of the Company; or (iii) (A) a Third Party shall have made (whether orally or in writing) an Acquisition Proposal prior to the Company Stockholder Meeting, (B) this Agreement shall have been terminated pursuant to Section 10.01(g) and (C) the Company shall have entered into a binding written agreement in connection with any Acquisition Proposal (whether or not proposed prior to the Company Stockholder Meeting and whether or not it involves the Third Party making the Acquisition Proposal referred to in Section 6.04(c)(iii)(A) above) within twelve months after the termination of this Agreement.

         (d) Upon (i) the occurrence of a Payment Event provided that Buyer is not then in material breach of this Agreement or (ii) a termination by Buyer that follows a failure of the conditions set forth in Sections 9.01(a), 9.02(a), 9.02(f) or 9.02(g) to be satisfied, (iii) a failure by the Company to deliver the documents described in Section 6.08 (excluding clauses (a)(i) and (a)(ii) thereof) or (iv) a termination pursuant to Section 10.01(h), the Company shall reimburse Buyer and its Affiliates not later than ten business days after submission of reasonable documentation thereof for 100% of their documented reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of their counsel) up to $1,500,000 in the aggregate, in each case, actually incurred or payable by any of them or on their behalf in connection with this Agreement and the Contemplated Transactions (including the Merger).

          (e) The Company  acknowledges  that the  agreements  contained in this
Section 6.04 are an integral part of the Contemplated Transactions, and that, without these agreements, Buyer would not enter into this Agreement;

accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 6.04, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 6.04, the Company shall also pay to Buyer its costs and expenses incurred in connection with such litigation.

          (f) This Section 6.04 shall survive any termination of this Agreement, however caused.

         SECTION 6.5. Resignation of Directors. Prior to the Effective Time, the Company shall deliver to Buyer evidence satisfactory to Buyer of the resignation of all directors of the Company (except as requested by Buyer) effective at the Effective Time.

         SECTION 6.6. Outstanding Debt Securities. The Company shall (or shall cause the relevant Subsidiary to) take such steps as are necessary to take the following actions as of the Effective Time: (i) call for repayment and repay all outstanding amounts (including interest) under the Company's Credit Agreement dated as of June 5, 1998, as amended, with Bank One Corp., (ii) call for prepayment and prepay all outstanding amounts (including any prepayment penalty) under the Company's $9 million subordinated debenture dated March 26, 1998 and $6 million subordinated debenture dated September 1, 2008, each held by Allied Capital Corporation and (iii) call for redemption and redeem (w) the unsecured loan notes aggregating $908,044 issued by Enterprise Broadcast Systems Limited to Martin D. Welch and Colin S. K. Walls, (x) the secured promissory notes aggregating $34,063 issued by the Company to Robert F. McConnell and George T. Beattie and (y) the promissory notes aggregating $171,114 issued by the Company to Peter Wouters and William Scheer, so that, as promptly as practicable after the Effective Time, all such debentures or notes shall be redeemed or repaid.

         SECTION 6.7. Transfers by Affiliates. The Company shall use its reasonable best efforts to obtain and provide to Buyer prior to the Effective Time undertakings in writing from each Person, if any, who according to counsel for the Company might reasonably be considered "affiliates" of the Company within the meaning of Rule 145(c) of the SEC pursuant to the Securities Act (each, a "Rule 145 Affiliate"), in each case in form and substance reasonably satisfactory to counsel for Buyer providing (i) such Rule 145 Affiliate will notify Buyer in writing before offering for sale or selling or otherwise disposing of any Surviving Corporation Shares owned by such Rule 145 Affiliate and (ii) no such sale or other disposition shall be made unless and until the Rule 145 Affiliate has supplied to Buyer an opinion of counsel for the Rule 145 Affiliate (which opinion and counsel shall be reasonably satisfactory to Buyer) to the effect that such transfer is not in violation of the 1933 Act.

         SECTION 6.8. Post-Signing Deliveries. (a) The Company will use its best efforts to deliver to Buyer the following within 10 days after the date hereof:

                  (i) a settlement agreement between Andre Blay and the Company substantially similar to the draft previously furnished to Buyer;

                 (ii) a voting agreement from Andre Blay on terms similar to the draft agreement but without the restrictions set forth in paragraph 12 thereof; and

                (iii) a revised disclosure letter that provides information in respect of intellectual property, material contracts and employee benefits matters that is consistent with the information previously disclosed to Buyer.

          (b) Promptly after filing with the SEC, the Company will deliver to Buyer the Company 10-K, which will be substantially similar to the draft Company 10-K previously delivered to Buyer.

          (c) Within three business days of the date hereof, the Company will deliver to Buyer the written opinion of Schroder & Co. Inc. contemplated by
Section 2.01(d).




                                    ARTICLE 7

                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 7.1. SEC Filings. As soon as practicable after the date of announcement of the execution of the Merger Agreement, Buyer shall file
(separately, or as part of the Company Proxy Statement) with the SEC, if required, a Rule 13E-3 Transaction Statement (the "Transaction Statement") with respect to the Merger (together with any supplements or amendments thereto, collectively the "Buyer Disclosure Documents"). Buyer and the Company each agree to correct any information provided by it for use in the Buyer Disclosure Documents if and to the extent that it shall become aware that such information has become false or misleading in any material respect. Buyer agrees to take all steps necessary to cause the Buyer Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given at least 3 business days opportunity to review and comment on each Buyer Disclosure Document prior to its being filed with the SEC along with any amendments thereto that are subsequently filed with the SEC.

         SECTION 7.2. Voting of Shares. Buyer agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

         SECTION 7.3. Director and Officer Liability. (a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (each such Person, an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Surviving Corporation)) arising in whole or in part out of acts or omissions existing or occurring on or prior to the Effective Time to the full extent provided under applicable law or the Company's certificate of incorporation and bylaws in effect on the date of this Agreement and the Company's written indemnification agreements in effect on the date of this Agreement, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; provided that (i) such indemnification shall be subject to any limitation imposed from time to time under applicable law, (ii) in the event any claim or claims are asserted or made within such Indemnification Period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims, (iii) any determinations required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party, and (iv) nothing herein shall impair any rights or obligations of any Indemnified Party under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time, or otherwise. In the event that any claim or claims are brought against any Indemnified Party (whether arising before or after the Effective Time), such Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to the Company and Buyer (if selected prior to the Effective Time) and the Surviving Corporation (if selected after the Effective Time);

          (b) Prior to the Effective Time, Buyer will purchase, or cause the Surviving Corporation to purchase, a "run-off" officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement, such "run-off" policy to be in effect for a period of six years following the Effective Time.

         (c) In the event that the Surviving Corporation or any of its respective successors and assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers and conveys substantially all of its properties and assets to any Person, then, and in each case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as applicable, assume the obligations set forth in this Section 7.03.

          (d) The rights under this Section 7.03 are intended to benefit the Company and each Indemnified Party hereunder, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by each Indemnified Party and his or her heirs and representatives. The parties hereto acknowledge and agree that the remedy at law for any breach of the obligations of the Surviving Corporation under this Section 7.03 is and will be insufficient and inadequate and that the Indemnified Parties, in addition to any remedies at law, shall be entitled to equitable relief (including specific performance). The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, in each case, as incurred, incurred by an Indemnified Party in enforcing the indemnity and other obligations set forth in this Section 7.03.

         SECTION 7.4. Financing. Buyer shall use its commercially reasonable efforts to obtain the Financing. In the event that any portion of such Financing becomes unavailable, regardless of the reason therefor, Buyer will use its commercially reasonable efforts to obtain alternative financing on substantially comparable or more favorable terms from other sources.

         SECTION 7.5. Employee Benefits. (a) Buyer shall maintain, or shall cause the Company to maintain, for a period of at least one year after the Closing Date, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits that will provide benefits to employees of the Company and the Subsidiaries that are no less favorable in the aggregate than those provided immediately prior to the Closing Date (other than any equity or other stock-based benefits provided to employees). Employees shall be given credit for all service with the Company or the Subsidiaries (or service credited by the Company or the Subsidiaries for similar plans, programs or policies) under any plans, policies or programs established by Buyer or the Company, as the case may be, following the Closing Date, except for defined benefit pension or retirement benefit plans and except to the extent that the crediting of such service would result in any duplication of benefits.

          (b) Buyer acknowledges that as of the Effective Time, the Surviving Corporation shall assume all of the obligations under the Employment Agreements listed in Section 4.17 (e) of the Disclosure Letter and the Surviving Corporation hereby agrees to discharge all obligations under each such Employment Agreement.

         SECTION 7.6. Non-Interference. Buyer will not willfully take any direct or indirect action that Buyer knows or should reasonably know would materially and adversely affect or delay the ability of Buyer or the Surviving Corporation to perform any of their respective obligations under this Agreement.



                                    ARTICLE 8

                       COVENANTS OF BUYER AND THE COMPANY

         The parties hereto agree that:

         SECTION 8.1. Further Assurances. (a) Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Contemplated Transactions, including delivering such documents relating to corporate existence and authority as the other party may reasonably request. Each party shall also refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the Merger and the Contemplated Transactions. Without limiting the foregoing, the Company and the Board of Directors of the Company shall use their commercially reasonable efforts to (i) take all action reasonably necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other Contemplated Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action reasonably necessary so that the Merger and the other Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Contemplated Transactions.

         SECTION 8.2. Notices of Certain Events. Each party shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Contemplated Transactions;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party (or in the case of the Company only, any Subsidiary) or Buyer (in the case of Buyer), which, if pending on the date of this Agreement, would have resulted in a breach of Section 4.14 (in the case of the Company or any Subsidiary only) or which relate to the consummation of the Contemplated Transactions; and

         (d) any other fact or circumstance which, if existing on the date of this Agreement, would have resulted in a breach of any of the representations and warranties of such party, contained herein.

         SECTION 8.3. Certain Filings. (a) The Company and Buyer shall use their respective commercially reasonable efforts to take or cause to be taken, (i) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Registration Statement, the other
Company Disclosure Documents and the Buyer Disclosure Documents, (ii) such actions as may be reasonably required to have the Registration Statement declared effective under the 1933 Act and to have the Company Proxy Statement cleared by the SEC, in each case as promptly as practicable, and (iii) such actions as may be reasonably required to have to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby.

          (b) The Company agrees to provide, and will cause the Subsidiaries and its and their respective officers, employees and advisors to provide, all reasonably necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the Contemplated Transactions, including without limitation,
(x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be reasonably requested by Buyer; provided that the form and substance of any of the material documents referred to in clause (y) and the terms and conditions of any of the material agreements and other documents referred to in clause (z), shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 9.02(d).

          (c) The Company and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with or as a result of the consummation of the Contemplated Transactions and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and Buyer Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.4. Public Announcements. Buyer and the Company will consult with each other and give due consideration to such comments as the other party may have before issuing any press release or making any public statement or announcement with respect to this Agreement or the Contemplated Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange or the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.




                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

         SECTION 9.1. Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with the Delaware Law;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (d) All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company and the Subsidiaries in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals could not reasonably be expected to have a Material Adverse Effect after giving effect to the Contemplated Transactions (including the Financing); and

          (e) The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

         SECTION 9.2. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time, and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

          (b) There shall not be instituted or pending any action or proceeding by any government or governmental authority or agency or any other person, that has a reasonable likelihood of success, before any court or governmental authority or agency, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages directly or indirectly relating to the Contemplated Transactions, (ii) seeking to restrain or prohibit the Surviving Corporation's (including its subsidiaries' and Affiliates') ownership or operation of all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or to compel the Surviving Corporation or any of its subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of the Surviving Corporation or any of its subsidiaries or Affiliates to effectively control the business or operations of the Company and the Subsidiaries, taken as a whole, or the ability of LiveWire Ventures, L.L.C. or any of its Affiliates effectively to exercise full rights of ownership of any Surviving Corporation Shares or any shares of the Surviving Corporation's subsidiaries or Affiliates prior to the Effective Time on all matters properly presented to the Surviving Corporation's stockholders, or (iv) seeking to require divestiture by LiveWire Ventures, L.L.C. or any of its Affiliates of any Surviving Corporation Shares, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of Buyer is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

          (c) Buyer shall have received all documents it may reasonably request relating to the organization of the Company and the Subsidiaries as in effect immediately prior to the Effective Time and the authority of the Company for this Agreement, all in form and substance satisfactory to Buyer;

         (d) The funds in an amount at least equal to the Required Amounts shall have been made available to Buyer as contemplated in Section 5.06;

          (e) The holders of not more than 1% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

          (f) Since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and

          (g) Buyer (at its own expense) shall have received a certificate from an independent third party confirming, to the reasonable satisfaction of Buyer, that the following products are Year 2000 Complaint: BMS, Landmark Air-time Sales, Vision, Novar, Equinox Traffic, ENS, AMS and the Boss II and the Boss Joint Scheduling System and any hardware having a value in excess of $250,000.

         SECTION  9.3.  Conditions  to  the  Obligation  of  the  Company.   The
obligation  of  the  Company  to  consummate   the  Merger  is  subject  to  the
satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time, and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) the Company shall have received a certificate signed by the President of Buyer to the foregoing effect.

          (b) There shall not be issued and in effect by or before any court or other Governmental Authority having jurisdiction, an order or injunction restraining or prohibiting the Contemplated Transactions.

          (c) Buyer shall have delivered to the Company (i) copies of its organizational documents as in effect immediately prior to the Effective Time,
(ii) copies of resolutions adopted by the Board of Directors of Buyer authorizing the Contemplated Transactions, and (iii) a certificate of good standing of Buyer issued by the Delaware Secretary of State as of a date not more than five business days prior to the Effective Time, certified in each case as of the Effective Time by an authorized officer of Buyer as being true, correct and complete.

          (d) The Company shall have received such other documents, instruments and certificates incidental to the Contemplated Transaction as are reasonably requested by it.




                                   ARTICLE 10

                                   TERMINATION

         SECTION 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

           (a) by mutual written consent of the Company on the one hand and Buyer on the other hand;

           (b) by either the Company or Buyer, if the Merger has not been consummated by November 1, 1999, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

           (c) by either the Company or Buyer, if (i) Buyer (in the case of termination by the Company), or the Company (in the case of termination by Buyer) shall have breached (so long as such terminating party is not then in breach in any material respect of its obligations under this Agreement) in any material respect any of its obligations under this Agreement, which breach shall not be remedied within 10 business days of written notice specifying such breach in reasonable detail and demanding that the same be remedied or (ii) any representation and warranty of Buyer (in the case of termination by the Company) or the Company (in the case of termination by Buyer) shall have been incorrect in any material respect when made or at any time prior to the Effective Time;

           (d) by either the Company or Buyer, if there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

           (e) by Buyer (so long as it is not then in material breach of its obligations under this Agreement) if the Board of Directors of the Company shall have withdrawn or modified or amended its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any Acquisition Proposal, or if the Company has failed to call the Company Stockholder Meeting or failed as promptly as practicable to cause to be mailed the Company Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above;

         (f) by the Company, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Buyer does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that is at least as favorable to the shareholders of the Company as the Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such three-day period and (iii) the Company prior to such termination pursuant to this clause 10.01(f) pays to Buyer in immediately available funds the fees required to be paid pursuant to Section 6.04. The Company agrees to notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. "Superior Proposal" means any bona fide Acquisition Proposal for or in respect of at least a majority of the outstanding Shares on terms that are more favorable to all of the Company's shareholders than the Merger (it being understood that, for this purpose, if it is the judgment of the Company's Board of Directors and Schroder & Co. Inc. that such Acquisition Proposal is superior, from a financial point of view, to the Company's shareholders, applicable fiduciary duties may require that such Board of Directors not reject such proposal);

           (g) by either the Company or Buyer if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained;

           (h) by the Company or Buyer if the Cash Election price is less than $8.85 per share, provided that if the Company seeks to terminate the Agreement
                  --------
pursuant to this Section 10.01(h), Buyer may, within three business days of receiving the Company's notice pursuant to this paragraph (h), revoke such termination by delivery of a notice agreeing that the Cash Election Price will be equal to $8.85 per share; and

          (i) by Buyer if the documents described in Section 6.08(a)(i) and 6.08(a)(ii) are not delivered to Buyer by July 2, 1999.

         The party desiring to terminate this Agreement pursuant to Sections 10.01(b)-(i) shall give written notice of such termination to the other party in accordance with Section 11.01.

         SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Sections 10.01 or 6.08, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, except that the agreements contained in Sections 6.04 and 11.04 shall survive any termination hereof pursuant to Section 10.01.



                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Buyer, to:

           LiveWire Acquisition Corporation
           711 Westchester Avenue
           White Plains, NY 10604
           Attention: Steven Price
           Telephone: (914) 422-0800
           Fax: (914) 289-1344

         with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, New York 10017
           Attention: John Buttrick
           Fax: (212) 450-4800

         if to the Company, to:

           Enterprise Software, Inc.
           8415 Explorer Drive
           Colorado Springs, CO 80920
           Attention: Richard Schleufer
           Telephone: (719) 548-1812
           Fax: (719) 548-1818


         with a copy to:

           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           590 Madison Avenue
           New York, New York 10022
           Attention: Alan Siegel, Esq.
           Telephone: (212) 872-1000
           Fax:  (212) 872-1002

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          SECTION 11.2. Survival of  Representations,  Warranties and Covenants.
(a) The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

          (b) The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

         SECTION 11.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.4.  Expenses.  (a) Except as otherwise  provided in Sections
6.04 and 11.04(b) or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) If, notwithstanding the satisfaction or waiver of each of the conditions set forth in Sections 9.01 and 9.02, Buyer fails to consummate the Merger, Buyer shall pay to the Company an amount in liquidated damages equal to $2,500,000. The payment made by Buyer pursuant to this Section 11.04(b) shall be the sole remedy available to the Company in the event that, notwithstanding the satisfaction or waiver of each of the conditions set forth in Section 9.01 and 9.02, Buyer fails to consummate the Merger. The payment of such amount by Buyer shall be guaranteed by LiveWire Corporation.

         SECTION 11.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Contemplated Transactions.

         SECTION 11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 11.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

         SECTION 11.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

         SECTION 11.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 11.10. Entire Agreement. Except for the Confidentiality Agreement, the Voting Agreements, this Agreement and the Disclosure Letter constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION  11.11.   Captions.   The  captions  herein  are  included  for
convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 11.13. Disclosure Schedules. The inclusion of any matter in the Disclosure Letter will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Material Adverse Effect on the Company and its Subsidiaries.

         SECTION 11.14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            ENTERPRISE SOFTWARE, INC.

                            By:/s/ Richard Schleufer
                            Name: Richard Schleufer
                            Title:   Chief Executive Officer


                            LIVEWIRE ACQUISITION CORPORATION

                            By:/s/ Steven Price
                            Name: Steven Price
                            Title:   President

                                    EXHIBIT A




         FIRST:  The name of the Corporation is Enterprise Software, Inc.

         SECOND: The address of its registered office in the State of Delaware is 1013, Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") and 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

         FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         SEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

          (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

          (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

          (4) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (5) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         EIGHTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         NINTH:  The name and mailing address of the incorporator is as follows:
Roger V. Davidson, Esq., 1375 Walnut, Suite 2000, Boulder, Colorado 80302.